UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2019

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13139 Jess Pirtle Blvd. Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 26, 2019, Branch Banking and Trust Company (the “Lender”) executed a modification letter (the “Modification Letter”) to the Loan Agreement (the “Credit Agreement”), dated September 28, 2017, as amended, between Applied Optoelectronics, Inc. (the “Company”) and the Lender.

Pursuant to the Modification Letter, the Lender has agreed in writing, that among other things, (i) the issuance of the Notes (as defined in Item 7.01 below) and the subsequent conversion, including the payment of cash for fractional shares is permitted under the Credit Agreement, (ii) the maximum commitment under the revolving line of credit under the Credit Agreement is $25,000,000, and (iii) compliance by the Company of its fixed charge coverage covenant and the funded debt to EBITDA covenant under the Credit Agreement is not required, so long as the Company’s utilization of the revolving credit line is not greater than 60% of the available commitment; provided that, such restriction on utilization will not apply during the period of time commencing 7 business days prior to the end of any fiscal quarter through 7 business days after the subsequent fiscal quarter

The foregoing description of the Modification Letter does not purport to be complete and is qualified in its entirety by reference to the Modification Letter, a copy of which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

Item 7.01. Regulation FD Disclosure.

On February 27, 2019, the Company announced that it intends to offer to sell, subject to market and other conditions, $70.0 million aggregate principal amount of Convertible Senior Notes due 2024 (the “Notes”) in an offering (the “Offering”) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). In connection with the proposed Offering, the Company provided potential investors with a preliminary offering memorandum, dated February 27, 2019 (the “Preliminary Offering Memorandum”). The Preliminary Offering Memorandum contains the following information not previously disclosed by the Company.  As of February 22, 2019, the Company’s subsidiaries had approximately $34.3 million of indebtedness outstanding and the subsidiaries had approximately $72.3 million of indebtedness and other liabilities, including trade payables but excluding intercompany liabilities.

The information contained in this Item 7.01 of this Current Report on Form 8-K, is being furnished pursuant to Item 7.01. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes and shall not constitute an offer, solicitation or sale of the Notes in any jurisdiction in which such offering, solicitation or sale would be unlawful. The Notes have not been registered under the Securities Act, and may not be offered or sold absent registration or an applicable exemption from registration requirements.

Item 8.01. Other Events.

On February 27, 2019, the Company issued a press release announcing the proposed Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Applied Optoelectronics, Inc. on February 27, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED OPTOELECTRONICS, INC.

Date: February 27, 2019	By:	/s/ David C. Kuo
	Name:	David C. Kuo
	Title:	General Counsel and Secretary